SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 28, 2009

BLACKSANDS PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152

Toronto, Ontario Canada M5H 2Y4

_____________________________________________

(Address of principal executive offices) (Zip Code)

(416) 359-7805

__________________

(Registrant’s Telephone Number, Including Area Code)

___________________________________________________

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul A. Parisotto announced on May 28, 2009 that he intends to resign as President, Chief Executive Officer and director of Blacksands Petroleum Inc. (“Blacksands”) at the next annual general meeting of Blacksands, if the shareholders approve the Company’s proposal to sell a portion of its shares of Access Energy Inc. (“Access“), its majority-owned subsidiary, to the other shareholder of Access, as announced on April 30, 2009. Mark Holcombe, age 40, an independent director of Blacksands since November 2007, will take over as President and Chief Executive Officer at the annual general meeting of Blacksands. The annual general meeting is not yet scheduled. Mr. Holcombe founded Stirling Partners Limited in 2006, was the former Head of Corporate Development and Private Equity and Chief Compliance Officer at GEM Global Equities Management, S.A., an emerging market hedge fund, and was also an investment banker at DLJ and ING Capital in New York. Since 2007, Mr. Holcombe has served on the board of Sandfield Ventures Corporation, PNG LNG Ltd. and Pacific LNG Operations LTD.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated May 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: May 28, 2009	By:	/s/ Paul A. Parisotto
	Name:	Paul A. Parisotto
	Title:	President and Chief Executive Officer

EXHIBIT INDEX
99.1	Press Release dated May 28, 2009